Exhibit 10.1

AMENDMENT

to

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated as of April 9, 2025, by and between Lions Gate Entertainment Corp. (“Lions Gate”), and Bruce Tobey (“Employee”).

WHEREAS, Employee is currently employed by Lions Gate as its Executive Vice President and General Counsel pursuant to that certain Employment Agreement, dated as of March 27, 2023 (the “Employment Agreement”); and

WHEREAS, Lions Gate and Employee desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, the parties agree that the Employment Agreement is hereby amended, effective immediately, as follows:

1. The first sentence of Section 1(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The term of this Agreement will begin March 27, 2023 and end March 31, 2028, subject to earlier termination as provided for in Section 8 below (the “Term”).”

2. Section 2(a) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Salary. During the Term, Employee will initially be paid a base salary at the rate of One Million Dollars ($1,000,000.00) per year (“Base Salary”), payable in accordance with the Company’s normal payroll practices in effect. Effective as of April 1, 2025, the Base Salary will be increased to One Million Two Hundred Thousand Dollars ($1,200,000.00) per year.”

3. The first sentence of Section 2(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following provisions:

“(c) Bonuses. During the Term, Employee shall be eligible to receive annual performance bonuses with an initial annual target opportunity of seventy-five percent (75%) of Employee’s Base Salary based upon such Company and/or individual performance criteria as determined by the Compensation Committee (the “CCLG”) of the Board of Directors (the “Board”) of Lions Gate in consultation with the CEO, currently Jon Feltheimer, or the Company’s designee. Effective for the Company’s fiscal year commencing April 1, 2025, Employee’s annual target bonus shall be eighty-five percent (85%) of his Base Salary in effect on such date.”

4. The lead-in paragraph to Section 5(c) of the Employment Agreement is hereby deleted and replaced with the following provisions:

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“(c) Annual Equity Awards. The Company shall request that, at the first CCLG meeting to be held following each July 1 during the Term, commencing with July 1, 2023 and ending with July 1, 2027 (each, an “Annual Award Date”), and subject to Employee’s continued employment with the Company through the applicable Annual Award Date, the CCLG grant Employee an annual equity award (each, an “Annual Equity Award”). The total value of each Annual Equity Award shall initially be equivalent to One Million Dollars ($1,000,000) and, effective as of April 1, 2025, shall be increased to be equivalent to One Million Two Hundred Thousand Dollars ($1,200,000.00), each such award to be allocated (subject to Section 5(j)) as follows:”

5. Section 5(h)(iv) of the Employment Agreement is hereby amended to replace each reference to “March 31, 2026” in such section with “March 31, 2028”.

6. Section 8(a)(viii) of the Employment Agreement is hereby amended to replace each reference to “March 31, 2026” in such section with “March 31, 2028”.

7. Except as expressly modified herein, the Employment Agreement shall remain in full force and effect in accordance with its original terms.

8. Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement.

9. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the day and year first above written.

LIONS GATE ENTERTAINMENT CORP.
By:	/s/ Rahwa Ghebre-Ab
Name:	Rahwa Ghebre-Ab
Title:	Executive Vice President and Chief Human Resources Officer
EMPLOYEE
/s/ Bruce Tobey
Bruce Tobey

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